Exhibit 10.1

EXECUTION VERSION

STOCKHOLDER VOTING AND SUPPORT AGREEMENT

THIS STOCKHOLDER VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of December 1, 2025, by and among Bending Spoons US Inc., a Delaware corporation (“Parent”), and each of the undersigned stockholders (each, a “Stockholder”, and collectively, the “Stockholders”) of Eventbrite, Inc., a Delaware corporation (the “Company”).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Everest Merger Sub Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned Subsidiary of Parent (the “Merger”) on the terms and subject to the conditions set forth in accordance with the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

B. As of the date hereof, each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of such number of shares of each class of capital stock of the Company and other securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company, in each case, as is indicated on the applicable signature page of this Agreement (collectively, the “Shares”).

C. As a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent has required that each of the Stockholders enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, each of the Stockholders and Parent hereby agree as follows:

1. Certain Definitions.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“affiliate” means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first-mentioned Person, except that, for the avoidance of doubt, “affiliate” shall not include the Company or any of its Subsidiaries.

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents, and other representatives.

“Transfer” means, with respect to any security, (i) the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation, or suffrage of a lien, security interest, or encumbrance in or upon, or the gift, grant, or placement in trust, or the Constructive Sale or other disposition of, such security or any right, title, or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, (ii) any offer to effect any of the foregoing or any other sale, transfer, Constructive Sale or other disposition, or (iii) any Contract, agreement, arrangement or understanding, whether or not in writing, to effect or that otherwise contemplates any of the foregoing.

“Voting Shares” means, with respect to any Stockholder, (i) the Shares that are capable of being voted by such Stockholder and (ii) any voting securities of the Company acquired by such Stockholder during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 10 below) that are owned, or at any time during such period will be owned, beneficially or of record by such Stockholder and capable of being voted.

2. Transfer and Voting Restrictions.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, the Stockholders shall not, and shall cause their respective affiliates not to, except in connection with the Merger and in accordance with the terms and conditions set forth in the Merger Agreement, Transfer or effect a Transfer of any of the Voting Shares.

(b) Except as otherwise expressly permitted by this Agreement or by order of a court of competent jurisdiction, each of the Stockholders shall not, and shall cause his, her or its affiliates not to, directly or indirectly, commit any act or series of acts that could, or could reasonably be expected to, individually or in the aggregate, materially restrict, materially delay or adversely affect such Stockholder’s or his, her or its affiliates’ legal power, authority and right to vote all of the Voting Shares then owned of record or beneficially by such Stockholder or his, her or its affiliates or otherwise prevent or disable such Stockholder or any such affiliate from performing any of its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, each of the Stockholders shall not, and shall cause his, her or its affiliates not to, directly or indirectly, enter into any voting agreement with any Person with respect to any of the Voting Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Voting Shares, deposit any of the Voting Shares in a voting trust, or otherwise enter into any agreement or arrangement with any Person that would, or would reasonably be expected to, materially limit, materially impair or adversely affect (x) such Stockholder’s or his, her or its affiliates’ legal power, authority, right or ability to vote the Voting Shares in favor of the approval and adoption of the Merger Agreement and the Transactions or (y) the ability of such Stockholder to perform any of his, her or its obligations under this Agreement or consummate any of the transactions contemplated hereby.

(c) Any Transfer or other action taken in violation of this Section 2 shall be void ab initio.

(d) Notwithstanding the foregoing, this Section 2(d) shall not prohibit a Transfer of Voting Shares by any Stockholder (A) to any affiliate (including any wholly-owned Subsidiary) of such Stockholder, (B) to any trust or family partnership of such Stockholder, (C) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the family of such Stockholder or (D) for estate planning purposes, in each of clauses (A) through (D), so long as (I) no such Transfer would reasonably be expected to prevent, materially delay or adversely affect the consummation of the transactions contemplated hereby or the ability of such Stockholder to perform his, her or its obligations hereunder and (II) such transferee, prior to such Transfer, executes a joinder to this Agreement, in a form reasonably acceptable to Parent (such acceptance not to be unreasonably withheld, conditioned or delayed), pursuant to which such transferee agrees to become a party to this Agreement and be subject to the restrictions and obligations applicable to any Stockholder hereunder and otherwise become a party hereto for all purposes of this Agreement. Prior to the Expiration Time, any Transfer in violation of this Section 2(d) shall be null and void ab initio.

3. Agreement to Vote.

(a) Prior to the Expiration Date, at every meeting of the stockholders of the Company called, and at every adjournment, recess or postponement thereof (if applicable), and on every action or approval by written consent of the stockholders of the Company, each of the Stockholders (in such Stockholder’s capacity as such) shall, and shall cause his, her or its affiliates to, appear at the meeting or otherwise cause all the Voting Shares to be present thereto for purposes of establishing a quorum in accordance with the Amended and Restated Bylaws of the Company and vote (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby (collectively, the “Transactions”), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Transactions, and (iii) against any of the following: (A) any Acquisition Proposal or merger, consolidation, or business combination involving the Company or any of its Subsidiaries other than the Transactions; (B) any sale, lease, or transfer of all or substantially all of the assets of the Company or any of its Subsidiaries; (C) any recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries; or (D) any other action or series of actions that, individually or in the aggregate, could reasonably be expected to (x) result in a material breach of any of the representations, warranties, covenants or agreements set forth in this Agreement, (y) result in any of the conditions to the consummation of the Merger set forth in Article 6 of the Merger Agreement not being fulfilled or satisfied in accordance with the terms thereof or (z) otherwise prevent, materially delay, impair or materially and adversely affect the consummation of the Transactions in accordance with the terms of the Merger Agreement.

(b) If any Stockholder or any of his, her or its affiliates is the beneficial owner, but not the record holder, of any of the Voting Shares, such Stockholder agrees to take, and to cause his, her or its affiliates to take, all actions necessary to cause the record holder and any nominees to vote all of the Voting Shares in accordance with Section 3(a).

4. No Solicitation. Each of the Stockholders shall not, and shall cause his, her or its affiliates and Representatives not to, directly or indirectly: (i) solicit, initiate, propose, induce, knowingly encourage or facilitate the making or submission of any Acquisition Proposal (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 4 (such as answering unsolicited phone calls) shall not be deemed to facilitate for purposes of, or otherwise constitute a violation of, this Section 4); (ii) furnish to any Person (other than to Parent, Merger Sub or their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person (other than Parent or Merger Sub and their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case that relates to or could reasonably be expected to lead to an Acquisition Proposal; (iii) enter into, continue or otherwise participate in or engage in any discussions or negotiations with any Person that relates to or could reasonably be expected to lead to an Acquisition Proposal (including any provision of non-public information regarding the Company or any of its Subsidiaries); (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction.

5. Action in Stockholder Capacity Only. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as a record holder and beneficial owner, as applicable, of Voting Shares and not in Stockholder’s capacity as a director or officer of the Company, if applicable. Nothing herein shall limit or affect any Stockholder’s ability to act as an officer or director of the Company (if applicable).

6. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

(a) As of the date hereof and for so long as this Agreement remains in effect, except as otherwise provided in this Agreement, Parent has full power and authority to make, enter into and carry out the terms of this Agreement. As of the date hereof, there are no Proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its affiliates that would materially restrict, prohibit, materially delay or impair the ability of Parent to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

(b) Parent is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms. The execution and delivery of this Agreement and the performance by Parent of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of the certificate of incorporation, bylaws or similar organizational documents of Parent, or any Law or Order to which Parent (or any of Parent’s assets) is subject or bound, except for any such breach, violation, conflict, or default which, individually or in the aggregate, would not materially impair or materially and adversely affect Parent’s ability to perform Parent’s obligations under this Agreement or render inaccurate any of the representations made herein.

(c) Except as disclosed pursuant to the Merger Agreement, no investment banker, broker, finder, or other intermediary is entitled to a fee or commission from Parent, Merger Sub, or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of Parent.

(d) Parent understands and acknowledges that each Stockholder is entering into the Merger Agreement in reliance upon Parent’s execution and delivery of this Agreement and the representations and warranties of Parent contained herein.

7. Representations and Warranties of Stockholders. Each of the Stockholders hereby represents and warrants to Parent as follows:

(a) As of the date hereof and for so long as this Agreement remains in effect, (i) such Stockholder is the beneficial and record owner of the Shares indicated on the applicable signature page of this Agreement, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects, or encumbrances; and (ii) such Stockholder does not beneficially own any securities or other Equity Interests of the Company, or any other rights to acquire any Equity Interests of the Company, other than the Shares set forth on the applicable signature page of this Agreement.

(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Company Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof, if applicable), such Stockholder has full power and authority to (i) make, enter into and carry out the terms of this Agreement; and (ii) vote all of the Voting Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other Person (including any Governmental Entity). Without limiting the generality of the foregoing, such Stockholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Voting Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney (other than this Agreement) with respect to any of the Voting Shares, deposited any of the Voting Shares in a voting trust, or entered into any arrangement or agreement, whether oral or written, with any Person limiting or affecting such Stockholder’s legal power, authority or right to vote the Voting Shares on any matter. As of the date hereof, there are no Proceedings pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of his, her or its affiliates that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially restrict, prohibit, materially delay, impair or adversely affect the ability of such Stockholder to perform his, her or its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

(c) Such Stockholder, if it is an entity, is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms. Neither the execution and delivery of this Agreement nor the performance by such Stockholder of the agreements and obligations hereunder will result in any breach or violation of or be in conflict with or constitute a default (with or without notice or lapse of time or both) under any term of any Contract to or by which such Stockholder is a party or bound, or any Law or Order to which such Stockholder (or any of such Stockholder’s assets, including the Voting Shares) is subject or bound, except for any such breach, violation, conflict, or default which, individually or in the aggregate, would not, and would not reasonably be expected to, prohibit, materially delay, impair or adversely affect such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement or render inaccurate any of the representations or warranties made herein by such Stockholder.

(d) Except as disclosed on Section 3.19 of the Company Disclosure Schedule pursuant to the Merger Agreement, no investment banker, broker, finder, or other intermediary is entitled to a fee or commission from Parent, Merger Sub, or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

(e) Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

8. Communications. Unless required by applicable Law or applicable stock exchange rules, each of the Stockholders shall not, and shall cause his, her or its affiliates and Representatives not to, make any press release, public announcement or other communication with respect to this Agreement, the Merger Agreement or any of the transactions contemplated hereby and thereby, in each case, without the prior written consent of Parent. Each Stockholder hereby (i) consents to and authorizes (a) the publication and disclosure by the Company, Parent, Merger Sub and their respective affiliates and Representatives of such Stockholder’s identity and holding of Voting Shares, and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement in any public disclosure document or filing required by applicable Law, including, for the avoidance of doubt, applicable stock exchange rules (including the Proxy Statement, and all documents and schedules to be filed in connection therewith) in connection with the Merger or any of the other Transactions; provided, that, prior to any such publication, disclosure or filing, the Stockholders shall have a reasonable opportunity to review and comment on the same and such comments shall be considered in good faith by the disclosing party, except in the case of any information (including summaries thereof) included in any such publication or disclosure that is already publicly available and (b) that Parent and/or the Company may further file this Agreement as an exhibit to any filing required to be made with the SEC relating to the Transactions, and (ii) agrees to promptly notify Parent and the Company of any required corrections with respect to any information supplied by or on behalf of such Stockholder for use in any such disclosure document, if any such information shall become false or misleading in any material respect.

9. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the Law, and shall cause to be waived and not assert, any appraisal rights, any dissenter’s rights or any similar rights under Section 262 of the DGCL with respect to any of the Voting Shares with respect to or in connection with the Merger or any of the other transactions contemplated by the Merger Agreement.

10. Termination. This Agreement shall automatically terminate and be of no further force or effect whatsoever as of the earliest to occur of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of, and subject to the conditions set forth in, Article 7 thereof, (b) the Effective Time and (c) the occurrence of a Company Board Recommendation Change made in accordance with the applicable terms of, and subject to the conditions set forth in, the Merger Agreement (clauses (a) through (c) being referred to herein as the “Expiration Date”); provided, however, that (i) this Section 10 and Section 11 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any Stockholder from any liability arising out of or resulting from any inaccuracy in or breach of any representation, warranty, or covenant contained in this Agreement prior to such termination.

11. Miscellaneous Provisions.

(a) Amendment. This Agreement may be amended by each party hereto and the Company at any time prior to the Effective Time. Notwithstanding the foregoing, this Agreement may not be amended, except by an instrument in writing signed by the parties hereto and the Company.

(b) Waiver. At any time prior to the Expiration Date, subject to applicable Law, any Stockholder, Parent and the Company may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein; provided, however, notwithstanding the foregoing, any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties hereto and the Company. Notwithstanding the foregoing, no failure or delay by any of the parties hereto or the Company in exercising any power, right, privilege or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any other power, right, privilege or remedy hereunder.

(c) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder or thereunder.

(d) Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(i) This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(ii) Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, in the event such court does not have jurisdiction, Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the Transactions, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding, except in such courts; (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such Delaware State court or, to the extent permitted by Law, in such Federal court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection it may now or hereafter have to the laying of venue of any such Proceeding in any such Delaware State or Federal court; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such Delaware State or Federal court. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11(j). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(iii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(d).

(e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Stockholder, Parent or the Company, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of each of the other parties and the Company, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that, Parent will have the right to assign all or any portion of its rights and obligations pursuant to this Agreement to any of its affiliates; provided, further, that, no such assignment shall relieve Parent of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and the Company and their respective successors and permitted assigns.

(f) No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that, the Company shall be an express, intended third-party beneficiary of Sections 8 and 11 of this Agreement and shall be entitled to enforce its rights under Sections 8 and 11 of this Agreement against the parties hereto as if it were a party hereto.

(g) Further Assurances. From and after the date hereof through the Expiration Date, each Stockholder shall, and shall cause his, her or its affiliates to, cooperate fully with Parent and promptly execute and deliver such further documents, certificates, agreements, and instruments and take such other actions as may be reasonably requested by Parent to evidence, reflect or consummate the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Each of the Stockholders shall notify Parent in writing promptly of any shares of capital stock or other Equity Interests of the Company of which such Stockholder becomes the record and/or beneficial owner after the date of this Agreement.

(h) Severability. If any term or other provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement (or parts thereof) shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in a mutually acceptable manner to the end that the transactions contemplated herein are fulfilled to the extent possible.

(i) Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage (for which monetary damages, even if available, would not be an adequate remedy) would occur, and accordingly, (a) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, this being in addition to any other remedy to which such parties are entitled at Law or in equity; (b) the parties waive any requirement for the securing or posting of any bond or proof of actual damages in connection with the obtaining of any grant of specific performance to enforce specifically the terms and provisions of this Agreement or injunctive relief to prevent any breach of any of the terms or provisions of this Agreement; and (c) the parties will not oppose any action for specific performance on the basis that the other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. A party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of this Agreement involving a Willful and Material Breach.

(j) Notices. Any notices or other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person, (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, return receipt requested, postage prepaid, (c) on the next Business Day if transmitted by prepaid national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case, as follows (or at such other address or email address for a party as shall be specified by like notice): (i) if to Parent, to the address or email address provided in the Merger Agreement, including to the Persons designated therein to receive copies; and (ii) if to a Stockholder, to such Stockholder’s address or email address shown below such Stockholder’s signature on the applicable signature page of this Agreement.

(k) Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect, and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(l) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect, in any way, the meaning or interpretation of this Agreement.

(m) Construction. In this Agreement, unless a clear contrary intention appears, (i) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (iii) “or” is used in the inclusive sense of “and/or”; and (iv) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.”

(n) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Voting Shares. All rights, ownership and economic benefits of and relating to the Voting Shares shall remain vested in and belong to the Stockholders, and neither Parent nor any other Person shall have any power or authority to direct any Stockholder in the voting or disposition of any of the Voting Shares, except as otherwise expressly provided herein.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

PARENT:

By:	/s/ Mattie Maharaj
Name:	Mattie Maharaj
Title:	Authorized Signatory

[Signature Page to Voting and Support Agreement]

STOCKHOLDER: JULIA HARTZ

/s/ Julia Hartz

Address:
c/o Eventbrite, Inc.
95 Third Street, 2nd Floor
San Francisco, CA 94103

Email Address: ****

Shares Beneficially Owned by Stockholder:

425,981	shares of Class A Common Stock

1,250,000	shares of Class B Common Stock

2,661,612	Company Options to acquire
shares of Class A Common Stock

4,429,936	Company Options to acquire
shares of Class B Common Stock

1,150,235	Company RSUs to acquire shares
of Class A Common Stock

1,632,688	Company PSUs to acquire shares
of Class A Common Stock

[Signature Page to Voting and Support Agreement]

STOCKHOLDER: KEVIN HARTZ

/s/ Kevin Hartz

Address:
c/o Eventbrite, Inc.
95 Third Street, 2nd Floor
San Francisco, CA 94103

Email Address: ****

Shares Beneficially Owned by Stockholder:

74,341	shares of Class A Common Stock

1,661,026	shares of Class B Common Stock

47,194	Company Options to acquire
shares of Class A Common Stock

Company Options to acquire
shares of Class B Common Stock

Company RSUs to acquire shares
of Class A Common Stock

Company PSUs to acquire shares
of Class A Common Stock

[Signature Page to Voting and Support Agreement]

STOCKHOLDER: KEVIN EARNEST
HARTZ & JULIA D. HARTZ TTEES THE
HARTZ FAMILY REVOCABLE TRUST
DTD 12/4/2008

/s/ Julia Hartz
By: Julia Hartz
Title: Trustee

Address:
c/o Eventbrite, Inc.
95 Third Street, 2nd Floor
San Francisco, CA 94103

Email Address: ****

Shares Beneficially Owned by Stockholder:

3,070	shares of Class A Common Stock

4,273,601	shares of Class B Common Stock

Company Options to acquire
shares of Class A Common Stock

Company Options to acquire
shares of Class B Common Stock

Company RSUs to acquire shares
of Class A Common Stock

Company PSUs to acquire shares
of Class A Common Stock

[Signature Page to Voting and Support Agreement]

STOCKHOLDER: HARTZ 2008
IRREVOCABLE TRUST DATED
SEPTEMBER 15 2008

/s/ Divesh Makan
By: Divesh Makan
Title: Trustee

Address:
C/O ICONIQ Capital
50 Beale Street, Suite 2300
San Francisco, CA 94105

Email Address: ****

Shares Beneficially Owned by Stockholder:

shares of Class A Common Stock

2,627,266	shares of Class B Common Stock

Company Options to acquire
shares of Class A Common Stock

Company Options to acquire
shares of Class B Common Stock

Company RSUs to acquire shares
of Class A Common Stock

Company PSUs to acquire shares
of Class A Common Stock

[Signature Page to Voting and Support Agreement]